UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 5, 2023

Denali Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38311	46-3872213
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

161 Oyster Point Blvd.

South San Francisco, California 94080

(Address of principal executive offices, including zip code)

(650) 866-8548

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last reports)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DNLI	Nasdaq Global Select Market

Item 8.01	Other Events.

Denali Therapeutics Inc. (Denali), in conjunction with Biogen Inc. (Biogen), and based on review of portfolio timelines and resource prioritization, plans to revise the clinical development program for BIIB122 (DNL151), a small molecule inhibitor of leucine-rich repeat kinase 2 (LRRK2) which is being developed as a potential treatment of Parkinson’s disease. Denali and Biogen have a strategic collaboration to jointly develop and commercialize small molecule inhibitors of LRRK2 and remain committed to advancing the development of BIIB122. The planned revisions to the BIIB122 clinical development program are not based on any safety or efficacy data from studies of BIIB122.

BIIB122 Clinical Development Program Prior to Planned Revisions – LUMA and LIGHTHOUSE

Prior to the planned revisions, the BIIB122 clinical development program encompassed two global late-stage clinical trials: the Phase 2b LUMA study in participants with early-stage Parkinson’s disease, which commenced in May 2022; and the Phase 3 LIGHTHOUSE study in participants with Parkinson’s disease related to LRRK2 mutations, which commenced in September 2022.

Planned Revisions to the BIIB122 Clinical Development Program – Focus on LUMA

In consideration of the LIGHTHOUSE study’s complexity, including the long timeline with anticipated study completion in 2031, Biogen and Denali plan to refocus their efforts to enable a timely readout on efficacy in idiopathic early-stage Parkinson’s disease while gaining further clinical data in Parkinson’s disease with and without a LRRK2 mutation.

Biogen and Denali will modify the LUMA study’s enrollment criteria to allow for inclusion of eligible participants with Parkinson’s disease and a confirmed pathogenic variant of LRRK2, in addition to continuing to enroll eligible participants with idiopathic early-stage Parkinson’s disease; a total of approximately 640 participants are expected to enroll. Biogen will continue to operationalize the LUMA study, which is designed to support registration of BIIB122 for the treatment of Parkinson’s disease. The LIGHTHOUSE study of BIIB122 in Parkinson’s disease associated with LRRK2 mutations will close; currently enrolled and randomized participants will have the option to enroll in the LUMA study.

Including both patient populations in the LUMA study is expected to answer the question of whether LRRK2 inhibition is a viable treatment approach for early-stage Parkinson’s disease and to provide initial data in Parkinson’s disease related to LRRK2 mutations sooner than would have been possible with the LIGHTHOUSE study. Collectively, data from the LUMA study will inform next steps for the development of BIIB122 in Parkinson’s disease.

Forward-Looking Statements

Certain of the statements made in this report are forward looking. These include, but are not limited to, statements relating to the LUMA study and its enrollment, timing, and availability and impact of data. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include risks and uncertainties related to the conduct, enrollment, or results of the LUMA study; the occurrence of any event, change or other circumstance that could give rise to the termination of Denali’s agreements with Biogen; and the potential for the ongoing clinical trials of BIIB122 to differ from preclinical, early clinical, preliminary or expected results. More information about the risks and uncertainties faced by Denali may be found in Denali’s most recent Annual and Quarterly Reports filed on Forms 10-K and 10-Q with the Securities and Exchange Commission (SEC) on February 27, 2023 and May 8, 2023, respectively, and Denali’s future reports to be filed with the SEC. The forward-looking statements in this report are based on information available to Denali as of the date hereof. Denali disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENALI THERAPEUTICS INC.

Date: June 5, 2023	By:	/s/ Alexander O. Schuth
Alexander O. Schuth, M.D.
Chief Operating and Financial Officer